UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019
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NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 1, 2019, Nuance Communications, Inc. (the “Company”) completed the previously announced sale to Project Leopard AcquireCo Limited, a private limited company incorporated under the laws of England and Wales (and an affiliate of Kofax, Inc.) (the “Buyer”), of the Company’s Document Imaging division (the “Business”). The sale of the Business was consummated pursuant to the terms of the Sale Agreement, dated as of November 11, 2018, between the Company and the Buyer (the “Sale Agreement”), which provided for a purchase price of $400 million in cash, subject to customary purchase price adjustments as set forth in the Sale Agreement. The Company previously disclosed its entry into the Sale Agreement in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 14, 2018 (the “Prior 8-K”).

Pursuant to the Sale Agreement, the Company sold and transferred, and the Buyer purchased and acquired, (i) the shares of certain subsidiaries through which the Company operated a portion of the Business and (ii) certain assets used in or related to the Business; and the Buyer assumed certain liabilities related to such assets or the Business, subject to certain exclusions and indemnities as set forth in the Sale Agreement (the “Transaction”).  At closing, the Company received net proceeds of approximately $390 million after estimated transaction and tax expenses, subject to post-closing finalization of those adjustments as set forth in the Sale Agreement.

No material relationship exists between the Company or any of its affiliates, directors or officers or any associate of any such director or officer, on one hand, and the Buyer or its affiliates, on the other hand, other than in respect of the Sale Agreement. Pursuant to the Sale Agreement and in accordance with the description in the Prior 8-K, at closing the parties entered into certain ancillary agreements including: (i) a transition services agreement relating to the continued provision of certain services by the Company to the Buyer and its applicable affiliates for a period of up to 18 months, (ii) assignment agreements, pursuant to which certain intellectual property rights were assigned to the Buyer, and (iii) a shared location agreement, pursuant to which the Buyer will temporarily occupy certain real property leased by the Company following the closing of the Transaction.

The foregoing description of the Transaction is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Prior 8-K and the full text of the Sale Agreement (which was filed as Exhibit 2.1 thereto), both of which are incorporated in this Item 2.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

Unaudited Pro Forma Condensed Consolidated Financial Information of the Company for the fiscal years ended September 30, 2018, September 30, 2017 and September 30, 2016 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated in this Item 9.01(b) by reference.

(d) Exhibits.

The following exhibits are filed herewith:

2.1
Sale Agreement, dated as of November 11, 2018, by and between Nuance Communications, Inc. and Project Leopard AcquireCo Limited, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2018.*

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Nuance Communications, Inc. for the fiscal years ended September 30, 2018, September 30, 2017 and September 30, 2016.

* Schedules and similar attachments omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company has undertaken to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: February 5, 2019	By:	/s/ Wendy Cassity
Wendy Cassity
Executive Vice President and
Chief Legal Officer